Exhibit 99.3

UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

The following unaudited pro forma combined condensed statement of operations is based on the separate historical statement of operations of Retrophin, Inc. (the “Company”), the Thiola® product line and Manchester Pharmaceuticals, LLC (“Manchester”), after giving effect to the acquisition and related financing and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed statement of operations. On March 26, 2014, the Company acquired 100% of the outstanding membership interests of Manchester. On May 29, 2014, the Company entered into a license agreement with Mission Pharmacal Company (“Mission”), a privately-held healthcare medications and treatments provider, for the U.S. marketing rights to Thiola®. In July 2014, the Company amended the license agreement with Mission to secure Canadian marketing rights to the product at no additional cost.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2014 is presented as if the acquisition had occurred on January 1, 2014 and combines the historical results of the Company, Thiola® and Manchester for the year ended December 31, 2014. The historical financial results have been adjusted to give effect to pro forma events that are i) directly attributable to the acquisition, ii) factually supportable, and iii) expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma combined condensed statement of operations is provided for informational purposes only. The unaudited pro forma combined condensed statement of operations is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma combined condensed statement of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the two companies and additional product, or the costs that may be incurred in integrating their operations.

The unaudited pro forma combined condensed statement of operations should be read together with the accompanying notes to the unaudited pro forma combined condensed statement of operations, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The financial information included in the unaudited pro forma combined condensed financial statements is prepared in accordance with accounting principles generally accepted in the United States of America.

RETROPHIN, INC. AND SUBSIDIARIES

PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014

	Retrophin, Inc.	Manchester Pharmaceuticals LLC Jan 1, 2014- Mar 26, 2014			Proforma Adjustments	Proforma Combined	Thiola Product Line Jan 1, 2014- May 29, 2014			Proforma Adjustments	Proforma Combined
Net product sales	$28,203,205	$1,219,000				$29,422,205	$328,882				$29,751,087

Operating expenses:
Cost of goods sold	570,979	21,000				591,979	80,215				672,194
Research and development	47,795,223					47,795,223					47,795,223
Royalties						—	46,000				46,000
Selling, general and administrative	59,644,696	579,000	(A	)	1,064,750	61,288,446		(B	)	627,069	61,915,515

Total operating expenses	108,010,898	600,000			1,064,750	109,675,648	126,215			627,069	110,428,932

Operating income (loss)	(79,807,693)	619,000			(1,064,750)	(80,253,443)	202,667			(627,069)	(80,677,845)

Other expenses:
Interest expense, net	(7,434,878)					(7,434,878)		(C	)	(530,140)	(7,965,018)
Finance expenses	(4,720,780)					(4,720,780)					(4,720,780)
Realized gain on sale of marketable securities, net	2,351,813					2,351,813					2,351,813
Change in fair value of derivative instruments	(23,786,072)					(23,786,072)					(23,786,072)

Total other expense, net	(33,589,917)	—			—	(33,589,917)	—			(530,140)	(34,120,057)

Income (loss) before income tax benefit	(113,397,610)	619,000			(1,064,750)	(113,843,360)	202,667			(1,157,209)	(114,797,902)
Income tax benefit	2,459,748					2,459,748					2,459,748

Net income (loss)	$(110,937,862)	$619,000			$(1,064,750)	$(111,383,612)	$202,667			$(1,157,209)	$(112,338,154)

Net loss per common share, basic and diluted	$(4.43)					$(4.45)					$(4.48)

Weighted average common shares outstanding, basic and diluted	25,057,509					25,057,509					25,057,509

The accompanying notes are an integral part of these condensed consolidated financial statements.

Note 1 – Basis of Pro Forma Presentation

Manchester Pharmaceuticals LLC

On March 26, 2014, the Company acquired 100% of the outstanding membership interests of Manchester. Under the terms of the agreement, the Company paid $29.5 million upon consummation of the transaction. The Company entered into a promissory note with Manchester principals for $33 million which was discounted to $31.3 million to be paid in three equal installments of $11 million within three, six, and nine months after closing. In June 2014, the Company paid off the note in its entirety. Acquisition-related contingent consideration estimated at $12.8 million will be revalued at each reporting period and any change in valuation will be recorded in the Company’s statement of operations. In addition, the Company agreed to make contractual payments based on 10% of net sales of the products Chenodal and Vecamyl to the former members of Manchester. Additional contingent payments will be made based on 5% of net sales from new products derived from the existing products.

The purchase price allocation of $73.2 million as of the closing date of the Manchester acquisition was as follows:

Amount (in thousands)
Cash paid upon consummation, net	$29,150
Secured promissory note	31,283
Fair value of acquisition-related contingent consideration	12,800

Total purchase price	$73,233

Prepaid expenses	$116
Inventory	517
Product rights	71,372
Trade names	175
Customer relationship	403
Goodwill	936
Other asset	1,522
Accounts payable and accrued expenses	(286)
Other liability	(1,522)

Total allocation of purchase price consideration	$73,233

Thiola® License

On May 29, 2014, the Company entered into a license agreement with Mission, a privately-held healthcare medications and treatments provider, for the U.S. marketing rights to Thiola®. The license adds Thiola® to the Company’s product line. In July 2014, the Company amended the license agreement with Mission to secure Canadian marketing rights to the product at no additional cost.

Upon execution of the license agreement, the Company paid Mission an up-front license fee of $3 million. In addition, the Company shall pay guaranteed minimum royalties during each calendar year of $2 million through June 30, 2024. As of December 31, 2014, the present value of guaranteed minimum royalties payable was $11.6 million using a discount rate of approximately 11% based on the Company’s borrowing rate at the time of closing. The Company capitalized approximately $15 million related to the Thiola® asset which consists of the up-front license fee, professional fees, and the present value of the guaranteed minimum royalties.

The purchase of the product line has a contractual life related to the right to license Thiola® product. Accordingly, the useful life related to the acquired product right is expected to be 10 years. The total amount capitalized to the asset was as follows:

Cash paid upon consummation	$3,000,000
Present value of the guaranteed minimum royalties	11,849,647
Professional fees	200,000

Total capitalized	$15,049,647

Note 2 – Proforma Adjustments

A.	To reflect the incremental amortization based on the fair values of the intangibles assets acquired. The amounts capitalized to products rights and customer relationships and the subject amortization are as follows:

	Capitalized Asset	Amortization method/Period	Estimated 3 months amortization expense
Product rights	$71,372,000	Straight line/sixteen years	1,011,000
Customer relationships	403,000	Straight line/ten years	10,000
Trade name	175,000	Straight line/one year	43,750

	$71,950,000		1,064,750

B.	Thiola adjustments for the period ended May 29, 2014. To reflect the amortion expense to be recorded based on the amount capitalized to the Thiola asset. The amount capitalized to the Thiola asset and the subsequent average amortization amounts are as follows:

	Capitalized Asset	Amortization method/Period	Estimated 5 months amortization expense
Product rights	$15,049,647	Straight line/ten years	627,069

C.	To reflect the imputed interest expense on the $20 million guaranteed minimum royalties payable to Mission using a discount rate of approximately 11% based on the company’s current borrowing rates available to the company.